EXHIBIT 10.10

                              AGREEMENT OF SALE


THIS AGREEMENT OF SALE (the "Agreement") dated November 25 , 1998 is by and between SLT PROPERTIES, INC. (the "Seller") and LENFEST OAKS, INC. (the "Buyer"), an affiliate of SUBURBAN CABLE TV CO. INC. ("Suburban").

                                  BACKGROUND

     A. Buyer is an affiliate of Suburban, which is the sublessee of certain Premises (hereafter defined) under a sublease dated March 21, 1996 (the "Sublease") between Suburban, as Subtenant, and Surgical Laser Technologies, Inc., as Sublandlord ("Sublandlord"). Suburban has assigned to Buyer its rights in a Purchase Option, described in Section 2.3 of the Sublease, to purchase the Premises.

     B. Sublandlord is the lessee of the Premises under a certain lease (the "Lease") dated September 12, 1991 with Seller.

     C. Seller holds equitable title to the Premises under a certain installment sale agreement with Montgomery County Industrial Development Corporation ("MCIDC"). The Premises is subject to certain notes, mortgages and other documents more fully described in Exhibit "A" attached hereto and incorporated herein (collectively, the "Existing Mortgage Documents").

     D. Buyer wishes to exercise the Purchase Option described in Section 2.3 of the Sublease and has executed and delivered to Seller this Agreement of Sale, the basic form of which has been incorporated into the Sublease as Exhibit "B" thereto, Buyer having elected to proceed under Section 4(b) of Exhibit "B" of the Sublease, by which Buyer will assume the Existing Mortgages on the Premises.

     E. American United Life Insurance Company ("AULIC"), first mortgage holder on the Premises, and Pennsylvania Industrial Development Authority ("PIDA"), second mortgage holder on the Premises, have expressed support for Buyer's desire to purchase the Premises and are receptive to allowing Buyer to assume their respective mortgage loans.

     F. MCIDC has also expressed support for Buyer's purchase of the Premises and is receptive to allowing Seller to assign its rights from MCIDC to Buyer.

                             TERMS AND CONDITIONS

     1. Premises. The Premises consists of all that certain parcel of land identified as 200 Cresson Blvd., Oaks, Upper Providence Township, Montgomery County, Pennsylvania together with all buildings thereon and all easements appurtenant thereto.

     2. Purchase Price. In consideration of the release described in Paragraph 2(c) of this Agreement, the total purchase price for the Premises (the "Purchase Price") shall be FOUR MILLION FOUR HUNDRED SEVENTY-FIVE THOUSAND ($4,475,000.00) DOLLARS, which shall be paid by Buyer to Seller as follows, Buyer having elected to proceed under Section 4(b) of Exhibit "B" of the Sublease:

        (a) Existing Mortgages. By Buyer's assumption of the Existing Mortgage Documents (as modified, as of the Closing Date) and acceptance of the Premises under and subject to:

           i) First Mortgage. The outstanding principal balance as of the Closing Date of the first mortgage loan (the "First Mortgage Loan") made by AULIC in the original principal amount of THREE MILLION FOUR HUNDRED THOUSAND ($3,400,000.00) DOLLARS secured by a first mortgage lien on the Premises; and

           ii) Second Mortgage. The outstanding principal balance as of the

Closing Date of the second mortgage loan (the "Second Mortgage Loan") made by PIDA in the original principal amount of TWO MILLION ($2,000,000.00) DOLLARS secured by a second mortgage lien against the Premises.

        (b) Balance. The balance of the Purchase Price shall be paid to Seller on the Closing Date by electronic transfer of immediately available funds to account designated by Seller.

        (c) Seller's Contribution. Seller shall be released from the obligation to make payment to Buyer pursuant to Section 4(b)(iii) of Exhibit "B" of the Sublease.

     3. Closing. Closing (the "Closing") under this Agreement shall take place at the offices of the Title Company insuring Buyer's title to the Premises, or at such other location as the Buyer and Seller shall mutually agree upon, on a date specified by Buyer by notice to Seller on or before the expiration of thirty (30) days after the satisfaction of the conditions precedent to Closing described in Paragraph 4 below, but not later than June 30, 1999 (the "Closing Date").

     4. Conditions to Closing. Closing of the Purchase Option under this Agreement is conditioned upon satisfaction of the following:

        (a) Assumption of Existing Mortgages. The Existing Mortgagees consent to the transfer of the Premises to Buyer under and subject to the Existing Mortgages under the following terms and conditions:

           i) The Lease between Seller and Sublandlord and the Sublease between Sublandlord and Suburban will both be terminated as of the Closing Date.


           ii) Both Seller and Sublandlord will be released from all personal liability under the Existing Mortgage Documents from and after the Closing Date.

           iii) Seller and Buyer shall bear equally the costs and fees imposed by AULIC and PIDA to permit Buyer to assume their respective mortgage loans, such costs and fees not to exceed THIRTY-FIVE THOUSAND ($35,000.00) DOLLARS, and likewise shall bear equally the reasonable costs and fees, if any (but not to exceed $2,000.00) imposed by MCIDC to approve and help to effect the transaction.

        (b) Cooperation. Buyer, Seller and Sublandlord shall cooperate with each other in seeking the approval of the Existing Mortgagees to the assumption of the Existing Mortgages on the conditions described in this Paragraph.

        (c) Non-Satisfaction. If the conditions under this Paragraph 4 are not satisfied as of the Closing Date, then either Buyer or Seller may terminate this Agreement upon notice to the other.

     5. Title. Title to the Premises at the Closing shall be good and marketable and insurable as such at regular rates by a reputable title company subject to easements and restrictions of record as of the date of the Sublease, the Existing Mortgage Documents, and other matters affecting title which do not impair or preclude the use of the Premises as described in the Sublease; easements visible upon the ground; and other matters affecting title to which Buyer has consented in writing, not to be unreasonably withheld.

     6. Brokers. The provisions of Section 13.17 of the Sublease are incorporated into this Agreement as if set forth in full.

     7. Reliance; "As-Is" Sale. Buyer has not relied, and will not purchase the Premises in reliance, upon any representation, warranty, statement, act or omission of Seller, Sublandlord, broker or any agent of Seller or Sublandlord not set forth in this Agreement. Except for such representations and warranties, if any, as Seller has expressly made in this Agreement, Buyer is purchasing the Premises strictly on an "as-is" basis.

     8. Loss by Fire or Other Casualty. If prior to the Closing, the Premises, or any part thereof, shall be damaged by fire or other casualty not arising from the acts or omissions of Buyer, its agents or employees, such that the cost of repair does not exceed twenty (20%) percent of the Purchase Price, Seller and Buyer shall consummate this transaction without any abatement of the Purchase Price whatsoever and, at the Closing, all of the insurance proceeds payable as a result of such damage shall belong (and, to the extent received by Seller, shall be paid) to Buyer or, if such proceeds have not then been received by Seller, such proceeds and all of Seller's rights thereto shall be assigned by Seller to Buyer. If the cost of repair is more than twenty (20%) percent of the Purchase Price and the casualty did not arise as a result of the acts or omissions of Buyer, its agents or employees, then Buyer shall have the option to cancel this Agreement upon notice to Seller within twenty (20) days after the date of the casualty. Failure of Buyer to cancel shall be deemed an election to proceed to Closing as in the first sentence of this Paragraph 8.

     9. Condemnation or Eminent Domain. If after execution of this Agreement but prior to Closing, a notice of condemnation or eminent domain shall be issued with respect to the Premises, Seller shall notify the Buyer and, if the taking does not materially affect the value or utility of the Premises, Buyer shall consummate this transaction without any abatement of the Purchase Price whatsoever, and at the Closing, the proceeds of any award or payment in respect of any such taking shall belong (and to the extent received by Seller, shall be paid) to Buyer or, if such proceeds have not then been received by Seller, such proceeds and all of Seller's rights thereto shall be assigned by Seller to Buyer. If the taking materially affects the value or utility of the Premises, Buyer shall have the right to cancel this Agreement upon notice to Seller within twenty (20) days after notification of the taking. Failure of Buyer to cancel shall be deemed an election to proceed to Closing as in the first sentence of this Paragraph 9.

     10. Closing Documents. At the Closing:

        (a) Seller's Documents. Seller will deliver, or cause to be delivered, to Buyer:

           i) An assignment of Seller's equitable interest under the installment sale agreement with MCIDC, in form and substance reasonably acceptable to Buyer;

           ii) An affidavit in accord with the Foreign Investments in Real Property Tax Act;

           iii) Termination of the Lease and Sublease; and

           iv) Such other documents as may be required by the provisions of this Agreement or as may be reasonably required to effectuate the transaction contemplated by this Agreement.

        (b) Buyer's Documents. Buyer will deliver, or cause to be delivered, to
Seller:

           i) The Purchase Price including without limitation an assumption agreement and other documentation reasonably required by the Existing Mortgagees to effectuate the assumption of the Existing Mortgages;

           ii) Termination of the Sublease; and

           iii) Such other documents as may be required by the provisions of this Agreement or as may be reasonably required to effectuate the transaction contemplated by this Agreement.

     11. Apportionments. County, Township and School District real estate taxes assessed against the Premises shall be apportioned between Buyer and Seller on a per diem basis, without discount or penalty and on the basis of the fiscal year of the authority levying same.

     12. Expenses.

        (a) Any realty transfer taxes imposed by any governmental authority upon the conveyance of the Premises shall be divided equally between Seller and Buyer.

        (b) Buyer shall pay for all title insurance premiums and all recording fees for the deed and other documents to be recorded at the Closing except for documents required to be delivered by Seller to clear exceptions to title under this Agreement.

     13. Assignability. This Agreement and the rights and obligations hereunder shall not be assignable by either party without the written consent of the other except that Buyer may assign its rights under this Agreement to its parent or an affiliate of its parent or a shareholder of its parent effective only at Closing and only in compliance with the following conditions: (a) notice is given to Seller and the Title Company of the identity of Buyer's prospective assignee not less than ten (10) days prior to Closing; and (b) AULIC and PIDA have approved the assumption of the Existing Mortgages by Buyer's intended assignee. In the event of any assignment by Buyer, Buyer and its assignee shall be jointly and severally liable for any additional tax payable as a result of the transfer in excess of the amount which would be payable based upon the Purchase Price set forth in this Agreement. Seller hereby consents to the assignment by Suburban to Buyer of its rights under the Purchase Option described in Section 2.3 of the Sublease.

     14. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

     15. Time of Essence. All times, wherever specified herein, are of the essence of this Agreement.

     16. Headings. The headings preceding the text of the paragraphs and subparagraphs of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement.

     17. Entire Agreement; Amendments. This Agreement sets forth the agreement of the parties with respect to the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     18. Recording. This Agreement shall not be recorded in the office for the recording of deeds or in any other office or place of public record except with the prior written consent of Seller.

     19. Tender. Formal tender of an executed deed and purchase price is hereby waived; but nothing herein shall be deemed a waiver, concurrently with Closing hereunder, of the obligation of Seller to execute, acknowledge and deliver a deed for the Premises or the concurrent obligation of Buyer to pay the balance of the Purchase Price.

     20. Recovery. As required by the Pennsylvania Real Estate Licensing and Registration Act, Seller and Buyer acknowledge notice of the following: (a) the Pennsylvania legislature has established a real estate recovery fund whose purpose is to compensate persons who obtain a judgment because of fraud, misrepresentation or deceit of any agent (for further information, call 717/783-3658); (b) agent's fee and the expiration of listing agreement, if any, are negotiable; and (c) the broker is agent of the Seller, not the Buyer.

     21. Notices. Any notices under this Agreement shall be in writing and shall be given in accordance with the terms of the Sublease, except that notices to be given to Suburban Cable TV Co. Inc. shall instead be given to Lenfest Oaks, Inc.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereunto executed this Agreement of Sale as of the date first above written.

LENFEST OAKS, INC.                          SLT PROPERTIES, INC.

By: Harry F. Brooks                         By: Michael R. Stewart
    ------------------------------              -------------------------------

Title: Vice President                           Title: Vice President, CFO
       ---------------------------                     ------------------------


Date:  11/24/98                                 Date: 11/25/98
       --------------------------                     -------------------------

         In assent:
SURGICAL LASER TECHNOLOGIES, INC.           SUBURBAN CABLE TV CO. INC.

By: Michael R. Stewart                      By: Harry F. Brooks
    ------------------------------              -------------------------------

Title: Vice President, CFO                      Title: Exec.Vice President
       ---------------------------                     ------------------------

Date:  11/25/98                                 Date: 11/24/98
       --------------------------                     -------------------------

                                  Exhibit A
                         Existing Mortgage Documents

A. $3,400,000 First Mortgage Loan from AULIC (all dated August 16, 1991 and delivered September 12, 1991 unless otherwise indicated)

     1. $3,400,000 Mortgage Note executed by Borrower, Guarantor and MCIDC in favor of First Lender

     2.   Mortgage executed by Borrower and MCIDC in favor of First Lender

     3.   Guaranty Agreement executed by Guarantor

     4.   Assignment of Rents and Leases executed by Borrower and MCIDC

     5. Tenant Agreement dated September 12, 1991 among Borrower, Guarantor and First Lender

     6.   UCC-1 Financing Statements executed by Borrower and MCIDC

     7.   Subordination Agreement among Borrower, Guarantor, MCIDC and First
          Lender

B. $2,000,000 Second Mortgage Loan from PIDA (all dated November 20, 1991 and delivered December 2, 1991 unless otherwise indicated)

     1. Amended and Restated Installment Sale Agreement dated November 25, 1991 between MCIDC and Borrower

     2.   Amended and Restated Installment Memorandum of Installment Sale
          Agreement

     3.   Loan Agreement between MCIDC and PIDA

     4.   $2,000,000 Note executed by MCIDC in favor of PIDA

     5.   Open-End Mortgage executed by MCIDC in favor of PIDA

     6. Consent, Subordination and Assumption Agreement among Borrower, MCIDC and PIDA

     7. Assignment of Installment Sale Agreement executed by MCIDC in favor of PIDA

     8. Assignment of Lease dated December 2, 1991 executed by Borrower in favor of PIDA

     9.   Guaranty and Surety Agreement dated December 2, 1991 executed by
          Guarantor